                                                            EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------

The Board of Directors and Shareholders
UNC Incorporated:


We consent to incorporation by reference in the registration statements (No. 33-37585, No. 33-37586, No. 33-41703, No. 33-
41704, No. 33-55193, No. 2-62043 and No. 2-99656) on Form S-8 of
UNC Incorporated of our report dated February 9, 1994, relating to the consolidated balance sheet of UNC Incorporated and subsidiaries as of December 31, 1993, and the related consolidated statements of earnings, changes in shareholders' equity and cash flows and the related consolidated financial statement schedule for each of the years in the two-year period ended December 31, 1993, which report appears in the December 31, 1994 annual report on Form 10-K of UNC Incorporated.

Our report refers to the Company's adoption of the provisions of the Financial Accounting Standards Board's Statement of
Financial Accounting Standards No. 109, Accounting for Income
Taxes, in 1993.



                                              KPMG PEAT MARWICK LLP



Washington, D.C.
March 29, 1995

                                                            EXHIBIT 23.2

                      INDEPENDENT ACCOUNTANTS' CONSENT
                      --------------------------------

The Board of Directors and Shareholders
UNC Incorporated:


We consent to incorporation by reference in the registration statements of UNC Incorporated on Form S-8 (File Nos. 33-37585, No. 33-37586, No. 33-41703, No. 33-41704, No. 2-62043, No. 2-
99656, and No. 33-55193) of our report dated February 28, 1995, on our audit of the consolidated financial statements and financial statement schedule of UNC Incorporated as of December 31, 1994 and for the year then ended, which report is included in this Annual Report on Form 10-K.


Coopers & Lybrand L.L.P.


Washington, D.C.
March 29, 1995